Exhibit 10.15

LIMITED GUARANTY

LIMITED GUARANTY, dated as of November 8, 2024 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guaranty”), made by FORTRESS CREDIT REALTY INCOME TRUST, a Maryland statutory trust (the “Guarantor”), in favor of JPMorgan Chase Bank, N.A. (“JPMCB”), in its capacity as administrative agent (the “Administrative Agent”) for the benefit of Lenders (defined below).

RECITALS

Pursuant to the Loan and Security Agreement, dated as of November 8, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among FCR TL Holdings LLC, a Delaware limited liability company (the “Borrower”), JPMCB, as Administrative Agent, JPMCB as a Lender (“Lender”), and such other Lenders joined from time to time thereto (collectively with JPMCB as a Lender, the “Lenders”), the Lenders have agreed to make a Loan to Borrower upon the terms and subject to the conditions set forth therein.  It is a condition precedent to the obligation of Administrative Agent on behalf of Lenders to make the Loan to Borrower under the Loan Agreement that the Guarantor shall have executed and delivered this Guaranty to Administrative Agent.  The parties hereto acknowledge that Lenders are intended third party beneficiaries of this Guaranty.

Pursuant to Section 12 of the Loan Agreement, each Lender has appointed and designated Administrative Agent for the purpose of performing any action hereunder that may be taken by such Lender or Administrative Agent.  Except as expressly set forth in this Guaranty to the contrary, it is acknowledged that any rights and prerogatives of Administrative Agent hereunder, and any action taken or not taken by Administrative Agent hereunder, shall be on behalf of and for the benefit of Lenders.

Now, therefore, in consideration of the premises and to induce Administrative Agent to enter into the Loan Agreement and make the Advances thereunder to the Borrower, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees to guarantee the Obligations of the Loan Parties under the Loan Agreement, as may be amended from time to time, pursuant to the terms of this Guaranty.

1.            Defined Terms.

(a)         Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

“Guaranteed Obligations” shall mean all costs, fees, expenses, and damages (other than consequential, punitive or exemplary damages) paid or incurred by the Administrative Agent or any Lender and resulting from a Trigger Event  in connection with the Loan Agreement, this Guaranty, and any other Loan Documents or any other document made, delivered or given in connection therewith or herewith, including any and all reasonable and documented  out-of-pocket expenses (including, without limitation, all reasonable fees and disbursements of counsel) which in each case are paid or incurred by Administrative Agent or any Lender in enforcing, or obtaining advice of one primary external counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including the OFAC SDN List), the United States Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority or (b) any Person owned or controlled by any such Person or Persons described in clause (a) above.

“Trigger Event” shall mean the occurrence of any of the following events: (a) there is any material fraud, intentional misrepresentation of a material fact or intentional omission of a material fact on the part of Guarantor or any Loan Party in connection with any of the Loan Documents or the Obligations, (b) material intentional misconduct by any Loan Party in connection with any of the Loan Documents, (c) there is any intentional misappropriation, intentional misapplication or intentional conversion of any Income received with respect to the Eligible Assets in violation of the Loan Documents by Guarantor, any Loan Party or any of their respective officers, in any case, which is not cured or remedied to the reasonable satisfaction of Administrative Agent within two (2) Business Days of written request of Administrative Agent (d) with respect to Guarantor or any Loan Party, (i) a voluntary Insolvency Event occurs, or (ii) any involuntary Insolvency Event occurs with respect to Guarantor or Loan Party, which is solicited by, consented to, acquiesced in, joined in or made in collusion with Guarantor or any Loan Party or (iii) Guarantor or any Loan Party or any of their respective Affiliates shall seek, in writing, (or shall take an affirmative written action to consent to) substantive consolidation of a Loan Party with any Person in connection with an Insolvency Event, (e) any Loan Party materially breaches the covenant set forth in Section 7.04 of the Loan Agreement (Special Purpose Entity) and such breach results in the Borrower being substantively consolidated with the Guarantor, (f) there is any seizure or forfeiture of a material portion of the Eligible Assets, or Guarantor or any Loan Party’s interest therein, in any case, as a result of any criminal wrongdoing on the part of Guarantor or any Loan Party or any of their respective officers or employees (g) any act taken by any Loan Party or Guarantor that contests the validity or enforceability of the Loan Documents in writing, or (h) any Loan Party or Guarantor takes any action with the intent to materially impair or materially and adversely affect Administrative Agent’s security interest or lien priority in any of the Eligible Assets in violation of the Loan Documents.

(b)          The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty and section and paragraph references are to this Guaranty unless otherwise specified.

(c)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.           Guarantee.

(a)         Guarantor hereby, unconditionally and irrevocably, guarantees to Administrative Agent and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.  Notwithstanding the foregoing or anything else in this Guaranty or any other Loan document to the contrary, Guarantor shall not have any obligation under this Guaranty or any other Loan Document unless and until a Trigger Event shall have occurred and be continuing.

(b)       Notwithstanding the foregoing, without duplication, Guarantor further agrees to pay any and all reasonable and documented expenses (including, without limitation, all documented fees and disbursements of one primary counsel) which may be paid or incurred by Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guaranty.

(c)          No payment or payments made by the Loan Parties, the Guarantor, any other guarantor or any other Person or received or collected by Administrative Agent from the Loan Parties, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set‑off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by Guarantor in respect of the Guaranteed Obligations or payments received or collected from Guarantor in respect of the Guaranteed Obligations, remain liable for the Guaranteed Obligations until the Guaranteed Obligations are paid in full and the Loan Agreement is terminated, subject to the reinstatement provisions of Section 9 hereof.

(d)         Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to Administrative Agent on account of Guarantor’s liability hereunder, Guarantor will notify Administrative Agent in writing that such payment is made under this Guaranty for such purpose.

3.         Representations and Warranties.  Guarantor, as to itself, hereby represents and warrants to Administrative Agent that as of the Funding Date for any Eligible Assets and as of the date of this Guaranty:

(a)        Solvency.  This Guaranty is not entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Guarantor’s creditors. Guarantor is not insolvent within the meaning of 11 U.S.C. § 101(32).  Guarantor has received reasonably equivalent value in exchange for entering into this Guaranty.

(b)         Ability to Perform. Guarantor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Guaranty or any other Loan Document to which it is a party on its part to be performed.

(c)         Existence.  Guarantor (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

(d)      No Breach.  Neither (a) the execution and delivery of this Guaranty nor (b) the consummation of the transactions therein contemplated to be entered into by Guarantor in compliance with the terms and provisions thereof will conflict with or result in a breach of the organizational documents of Guarantor, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which Guarantor is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to the Loan Documents) upon any Property of Guarantor pursuant to the terms of any such agreement or instrument.

(e)        Action.  Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance by Guarantor of this Guaranty has been duly authorized by all necessary corporate or other action on its part; and this Guaranty and each Loan Document to which it is a party has been duly and validly executed and delivered by Guarantor, as applicable, and constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

(f)         Approvals.  No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by Guarantor of this Guaranty or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Loan Documents.

(g)        Enforceability.  The obligations of Guarantor under this Guaranty are legal, valid and binding obligations of Guarantor and are enforceable against Guarantor in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and (ii) general principles of equity.

(h)        Litigation.  There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to the knowledge of Guarantor, threatened) or other legal or arbitrable proceedings affecting Guarantor or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of this Guaranty or any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) [reserved], (iii) individually or in the aggregate, if adversely determined, would be reasonably likely to have a Material Adverse Effect, or (iv) relates to any material violation of the Home Ownership and Equity Protection Act or any state, city or district high cost home mortgage or predatory lending law.

(i)         Investment Company Act. Guarantor is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act and it is not necessary for Guarantor to register under the Investment Company Act by virtue of an exemption other than the exemptions provided by Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

(j)         Location of Books and Records.  The location where Guarantor keeps its books and records, including all computer tapes and records related to the Eligible Assets and this Guaranty, is its chief executive office.

(k)          True and Complete Disclosure.  The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Guarantor to Administrative Agent in connection with the negotiation, preparation or delivery of this Guaranty and the other Loan Documents to which Guarantor is a party or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.  All written information furnished after the date hereof by or on behalf of Guarantor to Administrative Agent in connection with this Guaranty and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in all material respects, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

(l)          Plan Assets. Guarantor is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Eligible Assets are not “plan assets” within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, in Guarantor’s hands and transactions by or with Guarantor are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(m)         No Reliance.  Guarantor has made its own independent decision to enter into this Guaranty based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary.  Guarantor is not relying upon any advice from Administrative Agent or any Lender as to any aspect of this Guaranty or the transactions contemplated by the Loan Agreement, including without limitation, the legal, accounting or tax treatment of such transactions.

(n)          Anti-Money Laundering Laws.  The operations of Guarantor are conducted and have been conducted in compliance in all material respects with the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Guarantor or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of Guarantor, threatened in writing.

(o)         No Prohibited Persons.  Neither Guarantor nor, to the knowledge of Guarantor, any director, officer, agent or employee of Guarantor or any of its Subsidiaries is a Person that is currently the subject of any Sanctions, nor is located, organized or resident in a country or territory that is the subject of Sanctions; and Guarantor will not directly or indirectly use the proceeds of the transactions contemplated by the Loan Documents, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person that is the subject of Sanctions, to fund activities of or business with any such Person, or in any country or territory, that at the time of such funding or facilitation, is the subject of Sanctions, or in a manner that would otherwise cause any such Person (including any Person involved in the transactions contemplated by the Loan Document) to violate any Sanctions.

(p)          Anti-Corruption Laws and Sanctions.  Guarantor or its Affiliates has implemented and maintains in effect policies and procedures designed to ensure compliance by Guarantor, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Guarantor, its Subsidiaries and their respective officers and directors and to the actual knowledge of a Responsible Officer of Guarantor, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Guarantor being designated as a Sanctioned Person.  None of (a) to the actual knowledge of a Responsible Officer of Guarantor, Guarantor or any of its directors, officers or employees, or (b) to the actual knowledge of a Responsible Officer of Guarantor, any agent of Guarantor or any Subsidiary that will act in any capacity in connection with or benefit from the financing facility established under the Loan Agreement, is a Sanctioned Person.  This Guaranty will not violate any Anti-Corruption Law or applicable Sanctions.

(q)          Anti-Corruption Laws.  Guarantor, nor to the actual knowledge of a Responsible Officer of Guarantor, any director, officer, agent or employee of Guarantor, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any Anti-Corruption Laws; and Guarantor has conducted its businesses in compliance in all material respects with all applicable Anti-Corruption Laws.

4.          Covenants.  On and as of the date of this Guaranty and the Loan Agreement and each Funding Date and on each day until this Guaranty and the Loan Agreement are no longer in force, Guarantor covenants as to itself as follows:

(a)          Preservation of Existence; Compliance with Law.  Guarantor shall:

(i)          Preserve and maintain its legal existence and all of its material rights, privileges, licenses, and franchises necessary for the operation of its business;

(ii)        Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws);

(iii)       Maintain all licenses, permits or other approvals necessary for Guarantor to conduct its business and to perform its obligations under the Loan Documents to which it is a party, and shall conduct its business strictly in accordance with applicable law; and

(iv)       Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.

(b)          Taxes.  Guarantor shall timely file all U.S. federal and state income, and any other material, tax returns that are required to be filed by them and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

(c)        Financial Reporting.  Guarantor shall maintain a system of accounting established and administered in accordance with GAAP, and Guarantor shall furnish to Administrative Agent the financial statements and certifications required pursuant to Section 7.01 of the Loan agreement.

(d)        Further Assurances.  Guarantor shall execute and deliver to Administrative Agent all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by this Guaranty and the Loan Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created hereby.

(e)       True and Correct Information.  All information, reports, exhibits, schedules, financial statements or certificates of Guarantor furnished to Administrative Agent hereunder and during Administrative Agent’s diligence of Guarantor are and will be true and correct in all material respects and will not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading.  All required financial statements, information and reports delivered by Guarantor to Administrative Agent pursuant to this Guaranty shall be prepared in accordance with GAAP, or if applicable, to SEC filings, the appropriate SEC accounting requirements.

(f)          Anti‑Money Laundering Laws.  Guarantor shall comply with all applicable Anti-Money Laundering Laws.

(g)         No Prohibited Persons.  Neither Guarantor nor any director, officer, agent or employee of Guarantor, shall be a Person that is currently the subject of any Sanctions, or is located, organized or resident in a country or territory that is the subject of Sanctions; and Guarantor will not use the proceeds of the transactions contemplated the Loan Documents, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person that is currently the subject of any Sanctions, to fund activities of or business with any such Person, or in any country or territory, that at the time of such funding or facilitation is the subject of Sanctions, or in a manner that would otherwise cause any such Person (including any Person involved in the transactions contemplated by the Loan Document) to violate any Sanctions.

(h)         Foreign Corrupt Practices Act.  Neither Guarantor nor any director, officer, agent or employee of Guarantor shall take any action, directly or indirectly, that would result in a violation by such persons of any Anti-Corruption Laws; and Guarantor shall conduct its businesses in compliance in all material respects with all applicable Anti-Corruption Laws.

(i)        Investment Company Act.  Guarantor will not be an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.  Guarantor will not be required to register under the Investment Company Act by virtue of an exemption other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

(j)          Financial Condition of Loan Parties.  Guarantor shall make its own investigation and continue to keep itself informed of each Loan Party’s financial condition, the status of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment of the Obligations and that it will continue to rely upon sources other than Administrative Agent for such information.

5.          Right of Set‑off.  Upon Guarantor’s failure to satisfy any amount under this Guaranty in connection with the existence of a Trigger Event, Guarantor hereby irrevocably authorizes Administrative Agent at any time and from time to time without notice to the Guarantor, any such notice being hereby waived by the Guarantor, to the extent permitted by applicable law, to set‑off and appropriate and apply against any obligation from Guarantor to Administrative Agent or any Lender any and all deposits (except with respect to funds and/or proceeds which Guarantor holds in a custodial, escrow, trust or servicer capacity), in any currency, and any other credits, Indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Administrative Agent or any Lender to or for the credit or the account of Guarantor, or any part thereof in such amounts as Administrative Agent may elect, against and on account of the Obligations and the liabilities of Guarantor, as set forth herein, to Administrative Agent hereunder and claims of every nature and description of Administrative Agent against the Guarantor, in any currency, whether arising hereunder or, under the Loan Agreement, or otherwise, as Administrative Agent may elect, whether or not Administrative Agent has made any demand for payment and although such Obligations and liabilities and claims may be contingent or unmatured.  Administrative Agent shall notify the Guarantor promptly of any such set‑off and the application made by Administrative Agent; provided that the failure to give such notice shall not affect the validity of such set‑off and application.  The rights of Administrative Agent under this Section are in addition to other rights and remedies (including, without limitation, other rights of set‑off) which Administrative Agent may have.

6.          No Subrogation.  Notwithstanding any payment or payments made by Guarantor hereunder or any set‑off or application of funds of Guarantor by Administrative Agent, Guarantor shall not be entitled to be subrogated to any of the rights of Administrative Agent against any Loan Party, any other guarantor or any collateral security or guarantee or right of offset held by Administrative Agent for the payment of the Guaranteed Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party, any other Guarantor or any other guarantor in respect of payments made by Guarantor hereunder, until the later of (i) the termination of the Loan Agreement or (ii) the Guaranteed Obligations are paid in full, notwithstanding that from time to time prior thereto a Loan Party may be free from Obligations. Guarantor hereby subordinates all of its subrogation rights against Loan Parties to the full payment of the Guaranteed Obligations due to Administrative Agent until the final payment of the last of all of the Guaranteed Obligations under the Loan Documents.  If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Administrative Agent, segregated from other funds of Guarantor or any other Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Administrative Agent in the exact form received by Guarantor (duly indorsed by Guarantor to Administrative Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as Administrative Agent may determine.

7.         Amendments, Etc. with Respect to the Guaranteed Obligations; Waiver of Rights.  Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and without notice to or further assent by Guarantor, any demand for payment of any of the Guaranteed Obligations made by Administrative Agent may be rescinded by Administrative Agent and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Administrative Agent, and the Loan Agreement, and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Administrative Agent may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Administrative Agent or Lenders for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released.  Administrative Agent shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Guaranty or any property subject thereto.  When making any demand hereunder against Guarantor, Administrative Agent may, but shall be under no obligation to, make a similar demand on any Loan Party or any other guarantor, and any failure by Administrative Agent to make any such demand or to collect any payments from any Loan Party or any such other guarantor or any release of any Loan Party or such other guarantor shall not relieve Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Administrative Agent or Lenders against Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

8.           Guaranty Absolute and Unconditional.

(a)         Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Administrative Agent upon this Guaranty or acceptance of this Guaranty, the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Loan Parties and Guarantor, on the one hand, and Administrative Agent, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

(b)        Guarantor hereby expressly waives all set‑offs and counterclaims and all diligence, presentments, demands for payment, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, notices of sale, notice of default or nonpayment to or upon the Loan Parties or Guarantor, surrender or other handling or disposition of assets subject to the Loan Agreement, any requirement that Administrative Agent exhaust any right, power or remedy or take any action against any Loan Party or against any assets subject to the Loan Agreement, and other formalities of any kind.

(c)         Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Loan Agreement, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Administrative Agent, (ii) any defense, set‑off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Loan Party against Administrative Agent or any Lender, (iii) the filing of claims with any court in case of the insolvency, reorganization or bankruptcy of any Loan Party; or (iv) any other circumstance whatsoever (with or without notice to or knowledge of the Loan Parties or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Loan Parties from the Guaranteed Obligations, or of Guarantor from this Guaranty, in bankruptcy or in any other instance.

(d)          When pursuing its rights and remedies hereunder against Guarantor, Administrative Agent may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Loan Parties or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by Administrative Agent to pursue such other rights or remedies or to collect any payments from the Loan Parties or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Loan Parties or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Administrative Agent against Guarantor.

(e)          This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and the successors and assigns thereof, and shall inure to the benefit of Administrative Agent, Lenders, and their respective successors, endorsees, transferees and assigns, until (i) all of the Guaranteed Obligations and the obligations of Guarantor under this Guaranty shall have been satisfied by payment in full, and (ii) the Loan Agreement shall be terminated, notwithstanding that from time to time prior thereto the Loan Parties may be free from any Guaranteed Obligations.

(f)           Guarantor waives, to the fullest extent permitted by applicable law, all defenses of surety to which it may be entitled by statute or otherwise.

9.          Reinstatement.  The Guaranteed Obligations of Guarantor under this Guaranty, and this Guaranty, shall continue to be effective, or be reinstated, as the case may be, and be continued in full force and effect, if at any time any payment, or any part thereof, of any of the Guaranteed Obligations is rescinded, invalidated, declared fraudulent or preferentially set aside or must otherwise be restored, returned or repaid by Administrative Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Loan Parties or Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Loan Parties or Guarantor or any substantial part of its or their property, or for any other reason, all as though such payments had not been made.

10.       Payments.  Guarantor hereby guarantees that Guaranteed Obligations will be paid to Administrative Agent without set‑off or counterclaim in Dollars.

11.          [Reserved].

12.          [Reserved].

13.          Notices.  All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Guaranty) shall be given in the manner set forth in Section 13.02 of the Loan Agreement and shall be effective as provided therein delivered to the intended recipient at the address set forth on Schedule 2 of the Loan Agreement; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party.  All such communications shall be deemed to have been duly given when transmitted electronically or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

14.          Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.        Integration.  This Guaranty represents the agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by Administrative Agent relative to the subject matter hereof not reflected herein.

16.          Amendments in Writing; No Waiver; Cumulative Remedies.

(a)          None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Administrative Agent, provided that any provision of this Guaranty may be waived by Administrative Agent.

(b)       Administrative Agent shall not by any act of (except by a written instrument pursuant to clause (a) above) delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Administrative Agent would otherwise have on any future occasion.

(c)          The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17.          Counterparts.  This Guaranty may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically.  Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Guaranty and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures.  The parties agree that this Guaranty, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Guaranty may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable eCommerce Laws.  Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

18.        Section Headings.  The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

19.          Successors and Assigns.  This Guaranty shall be binding upon the successors and permitted assigns of Guarantor and shall inure to the benefit of Administrative Agent, Lenders and their respective successors and assigns.  This Guaranty may not be assigned by Guarantor without the express written consent of Administrative Agent.  This Guaranty may be assigned by the Administrative Agent solely in accordance with the provisions of the Loan Agreement.

20.          Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

21.          SUBMISSION TO JURISDICTION; WAIVERS. Guarantor HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)       SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND APPELLATE COURTS FROM ANY THEREOF;

(B)         CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)      AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED; AND

(D)       AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

22.          WAIVER OF JURY TRIAL. Guarantor AND ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has caused this Limited Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

FORTRESS CREDIT REALTY INCOME TRUST, a Maryland statutory trust, as Guarantor

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

Signature Page to the Limited Guaranty (JPM-Fortress)

Acknowledged and agreed to by:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Jason Brand
Name:	Jason Brand
Title:	Executive Director

Signature Page to the Limited Guaranty (JPM-Fortress)